Exhibit 99.1

Nutanix Announces Definitive Agreement to Acquire Netsil

Strategic Acquisition Adds Next-Generation Application Discovery and Operations Management to Nutanix Enterprise Cloud OS

SAN JOSE, Calif.--(BUSINESS WIRE)--March 12, 2018--Nutanix, Inc., (NASDAQ: NTNX), a leader in enterprise cloud computing, announced today that it has entered into a definitive agreement to acquire Netsil Inc. (“Netsil”). Netsil provides application discovery and operations management that enables state-of-the-art observability in modern distributed cloud environments. The closing of the acquisition is subject to the satisfaction of customary closing conditions.

The increasing adoption of multi-cloud platforms has meant more complexity and an inconsistent approach to operations management, leaving application owners in the dark. Today’s businesses rely on applications that interact with thousands of services, yet IT administrators and DevOps teams struggle with the insight and control they need to map dependencies or monitor real-time application behavior. As popularity in microservices and containers grow, understanding all of the dependencies and the need for visibility become more critical. Netsil’s non-disruptive and easy-to-deploy solution monitors applications, services and their dependencies in real time.

Netsil is the San Francisco-based maker of the Netsil Application Operations Center, which helps enterprises gain complete visibility into all their applications and services and their complex interdependencies with absolutely no code changes required. Netsil’s algorithm-based and non-invasive technology helps to achieve visibility and control at scale while keeping application transparency. As a result, development and operations teams are able to ensure uptime, software quality and safer deployments, and meet their service level objectives (SLOs). The addition of Netsil’s technology to the Nutanix Enterprise Cloud OS software will help customers secure applications as well as identify and fix performance issues.

According to Gartner, “traditional infrastructure and operations (I&O) organizations are grappling with significant changes in how their IT environments are designed and operated. Consequently, their longtime monitoring approaches and tools are becoming increasingly inadequate to meet new requirements, which often reside outside their historical control or boundaries.” Additionally, Gartner states, “Modern IT architectures continue to present significant challenges for IT operations teams that remain organizationally and culturally in silos. These silo IT organizations have relied on legacy monitoring tools that mirror the specific teams who use them. Legacy tools were also designed to work on mostly static environments and monolithic application architectures... Demand is now shifting toward offerings that provide a more holistic approach to monitoring.”

“Netsil’s innovative technology offers an original approach to simple yet comprehensive application discovery and operations management across multiple cloud environments and will be a powerful addition to Nutanix,” said Sunil Potti, Chief Product and Development Officer, Nutanix. “Netsil, which can be consumed as a cloud-based service, and when combined with Nutanix Enterprise Cloud OS software, gives both DevOps and IT teams the power to quickly deploy and operate applications with confidence, in any cloud, at any scale, while ensuring reliability, performance and security.”

“Joining Nutanix gives Netsil's technology a great opportunity to be a force multiplier," said Harjot Gill, Founder and CEO of Netsil. "Nutanix has built a very solid Enterprise Cloud OS platform, which when combined with Netsil’s real-time observability, becomes even more strategic when addressing a growing microservices market. We are really happy to be joining a company where Netsil's capabilities will be used to their fullest.”

Netsil customers can expect further communication from Nutanix following the closing of the acquisition.

Additional Resources

  Executive Blog
  Video – About Netsil
  Website - About Netsil

About Nutanix

Nutanix is a global leader in cloud software and hyperconverged infrastructure solutions, making infrastructure invisible so that IT can focus on the applications and services that power their business. Companies around the world use Nutanix Enterprise Cloud OS software to bring one-click application management and mobility across public, private and distributed edge clouds so they can run any application at any scale with a dramatically lower total cost of ownership. The result is organizations that can rapidly deliver a high-performance IT environment on demand, giving application owners a true cloud-like experience. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to the closing of the Netsil acquisition, the impact of the Netsil acquisition to our business, our plans to introduce product features in future releases, including the integration of Netsil’s products into our offerings, and our ability to successfully integrate Netsil and its employees and intellectual property. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to close, or unexpected difficulties or delays in closing, the Netsil acquisition; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new product features or technology; our ability to successfully integrate Netsil’s employees and intellectual property; the possibility that we may not receive anticipated results from the Netsil acquisition; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, filed with the SEC on December 13, 2017. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Nutanix, Inc. All rights reserved. Nutanix and the Nutanix logo are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

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